EXHIBIT 10.10


 CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
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 BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE
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 COMMISSION
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CO-OPERATION
AND
PROJECT FUNDING AGREEMENT




between
Smashing Concepts Ltd
Invu Inc
and
The Britech Foundation Limited

Co-operation And Project Funding Agreement


Preamble

Agreement made this first day of August 2002, by and between The Britech Foundation Limited, (hereinafter referred to as "Britech")

AND

Smashing Concepts Ltd and Invu Inc, severally and jointly, (hereinafter collectively referred to as "the Proposer" and separately as "Participants").

WHEREAS the Government of the United Kingdom of Great Britain and Northern Ireland (the UK), and the Government of the State of Israel, did, on the 24th day of May 1999, sign an Agreement concerning bilateral co-operation in private sector industrial research and development through the establishment of a United Kingdom-Israel Industrial Research and Development Fund (The Britech Fund);

AND WHEREAS in that same Agreement the Governments of the UK and Israel provided for the establishment of the Britech Foundation Ltd (Britech), a non-profit organisation charged with management of The Britech Fund and other activities related to the Agreement;

AND WHEREAS the Proposer has submitted to Britech a Proposal seeking financial support from The Britech Fund;

AND WHEREAS Britech has examined and duly approved the Proposal and is willing to provide certain funding to the Proposer for the implementation of the Proposal on the terms and conditions hereinafter set forth;

Now therefore the parties hereto agree as follows:



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A.       General

A.1. The preamble to this Agreement shall be deemed an integral part thereof.

A.2. The Participants shall be bound and obliged jointly and severally, as herein provided.

A.3. The Chief Executive of Britech is empowered by its Board of Directors to execute this Agreement and to perform all acts under the terms hereof on behalf of Britech.

A.4. The following document is incorporated by reference and made a part of this Agreement:

         a) The Proposal dated the tenth day of June 2002 (entitled Financial Product Research System - Revised Project Plan). Nonetheless, should any provision of said Proposal be inconsistent with any other provision of this Agreement, the provisions otherwise set forth in this Agreement shall apply.

A.5. The following document is referenced, and is incorporated by reference only as portions may be specifically referred to and incorporated hereafter:

         b)       The Britech Handbook.

B.       Project Financing

B.1. Britech hereby agrees to fund, by Conditional Grant, the implementation of the Proposal in the sum of (pound)310,000 or 50% of the actual expenditures on the project as contemplated in the Approved Project Budget set forth in Annex A hereto, whichever is less, and at the times as may otherwise be set forth in Annex B hereto.

         B.1.1.   The percentage of the actual expenditures of the project which
                  Britech  provides  shall   hereinafter  be  described  as  the
                  "Foundation's pro rata share".

B.2. The Proposer shall provide in timely fashion all budgetary funds in excess of those provided hereunder by Britech.

B.3. The Proposer hereby agrees to make payments to Britech in accordance with Annex D hereto.

C.       Conduct of the Project

C.1. The Proposer agrees to do the work set out in the Proposal in accordance with good standards relevant to such undertakings, and shall expend funds received hereunder only in accordance with such Proposal and the requirements of this Agreement.

C.2. The Proposer agrees to comply with the Programme Plan for the Innovation as set forth in Annex C hereto, provided however that the Proposer may change the order of tasks as set out in the Programme Plan if it is in the best interests of the project provided such changes are communicated to Britech within the routine reports defined in Section D of this agreement.

C.3. The Proposer hereby appoints Boaz Glorfung as Israeli Project Manager and Mike Woolley as UK Project Manager for the implementation of the project during the period of this Agreement and in accordance with the Programme Plan, Annex C.

C.4. The Proposer shall not make substantial transfers of funds from one budget item to another, change key personnel or their duties and responsibilities or diminish their time allocated to the proposed work hereunder without prior written approval by Britech, which approval shall not be unreasonably withheld.

         CA. 1. Should any key person be absent from his work or should such absence be expected, for 90 days or more, or should there be any significant reduction in the total personnel force assigned the project under the Proposal, the Proposer shall forthwith notify Britech.

D.       Reporting Requirements

D.1. The Proposer shall submit to Britech, in writing, the following reports:

                  a)       Fiscal and technical reports within 30 days following
                           expiration  of  each  interim   Programme   phase  as
                           identified in Annex C hereto;

                  b) Final fiscal and technical reports within 60 days following termination of this Agreement.

         Such reports shall be delivered with format and content in accordance with that version of The Britech Project Handbook current at the time of the report's submission.

D.2. The Proposer agrees to provide, at its expense, briefings on the progress of the work hereunder within 45 days following request by Britech. Such briefings shall accord with such form and depth as Britech may reasonably request.

E.       Publications

E.1. In any publication in scientific or technical journals of data or other information derived from the work hereunder, or any publication related to the work, but not including product literature or manuals, the support of Britech shall be acknowledged. A preferred wording for such acknowledgement may be provided by Britech on request.

E.2. Subject to the limitation of Section F. below, and to the extent essential to permit free dissemination of such publications or information which Britech is obligated to disseminate, the Proposer shall be deemed hereby to waive any claim with respect to such dissemination for infringement of any Copyright it may have or may obtain.

E.3.     The  Proposer   shall   furnish  to  Britech  two  (2)  copies  of  all
         publications resulting from Britech-supported work as soon as possible after publication.

F.       Proprietary Information

F.1. All information submitted to Britech in the Proposal, in any written or verbal report, or obtained by the observation of Britech personnel pursuant to any request or briefing, shall be treated by Britech as confidential and proprietary to the Participants. At the request of either Participant, a confidential disclosure agreement may separately be entered into by the parties.

F.2. Nothing contained in the foregoing shall restrict the right of Britech to make public the fact of Britech's support for the project, the project's title and technical field, the level of Britech's grant support, and identification of the Participants therein. The details of any such publication, however, shall be subject to approval by the Participants.

G.       Patents and Royalties

G.1. If Proposer or either of the Participants elects to apply for letters patent on any or all inventions resulting in whole or in part from performance of Britech- supported activity, such applicant shall, at his own expense, so apply in the UK and in Israel, and in such other countries and at such times as he may deem appropriate.

G.2. Unless Proposer or either Participant is making payments to Britech under Section B. in accordance with Annex D hereto, a Participant who retains rights in an invention and who obtains a patent thereon in accordance with Section G.1 ., shall pay to Britech a royalty as set forth in Annex E hereto, on sales of any product embodying the invention or any product made by practicing the invention. Britech's rights hereunder shall apply whenever such patents are obtained and shall survive termination of this Agreement.

H.       Revocation of Agreement

H.1. Britech may revoke any award, in whole or in part, for fundamental breach of the terms of this Agreement as interpreted under the laws of the United Kingdom or Israel.

H.2. Upon receipt of notice of revocation the Proposer may cure the default within thirty calendar days after the date of receipt of the notice.

H.3. Notwithstanding any other provision in this Agreement to the contrary, Britech shall not be obliged to provide any further funding after notice of revocation until and unless the said default is cured and so demonstrated to the reasonable satisfaction of Britech.

H.4. If Britech shall revoke as aforesaid, all funds given Proposer under the provisions of Section B.1 above shall become due to Britech immediately without need for demand. Such funds shall be repaid with interest at 1% above the UK clearing bank rate from the date of notice of revocation.

H.5. The Proposer may not terminate this Agreement or abandon the project without the prior written consent of Britech, which consent shall not be unreasonably withheld.

H.6. If upon termination of this Agreement for any reason, the entire budgeted sum has not been expended, the Proposer shall forthwith return to Britech its pro rata share of such unexpended portion. If not repaid forthwith, such sum shall bear interest as per Section H.4

I.       Change of Participant's Status or Ownership

I.1.     In the event:

                  a)       that a  Participant  ceases  for any  reason to be an
                           eligible   company   under  the  terms  of  Britech's
                           constitution, or

                  b) that control of a Participant changes through merger, acquisition, share offering, consortium or any other means, or

                  c) that the Participants to this Agreement themselves merge one with the other, or

                  d) that one participant to this Agreement acquires a beneficial interest in the other, whether majority or minority,

         Britech reserves the right to review and renegotiate the terms of this Agreement and, should no reasonably agreeable correction emerge, to revoke the Agreement in accordance with Section H.

1.2. In addition to Britech's rights under Section I.1 above, in the specific event that a Participant to this Agreement is acquired by another company or organisation and elects not to proceed with the project, Britech may demand immediate repayment by that Participant of up to 150% of the total of all Conditional Grant and other payments made to it under Section B.1. above.

1.3. The Proposer agrees to take steps to secure such external agreements as may be necessary at any time to ensure their compliance with Sections
         I.1. and 1.2.

J.       Financial Records

J.1. The Proposer shall maintain business and financial records and books of account for the work hereunder separate and apart from other business records of the Proposer. Such books and records shall be in the usual and accepted form.

J.2.     Books  and  records  of  the  work  hereunder   shall  show  Proposer's
         contribution. Upon request by Britech, the Proposer shall provide evidence of his compliance hereunder.

J.3. Britech may examine, or cause to be examined, the financial books, vouchers, records and any other documents of the Proposer relating to this Agreement at reasonable times and intervals during the term of this Agreement and for the period of one (1) year following termination, or for so long as payments per Section B.3, Annex D or of patent royalties are due, or may become due to Britech, whichever shall be the later.

K.       Suits Against Britech

K.1. The Proposer shall defend all suits brought against Britech, its officers or personnel, indemnify them for all liabilities and costs and otherwise hold them harmless on account of any and all claims, actions, suits, proceedings and the like arising out of, or connected with or resulting from the performance of this Agreement by the Proposer, or from the manufacture, sales, distribution or use by the Proposer of the Innovation, whether brought by the Proposer or its personnel or by third parties provided that:

         K.1.1. Britech shall promptly notify the Proposer in writing of such claim, action, suit or proceeding and will not make any admission without the Proposer's prior written consent;

         K.1.2. Britech shall at the Proposer's request and expense, allow the Proposer to conduct and/or settle all negotiations and litigation resulting from such claim, action, suit or proceeding; and

         K.1.3. Britech shall, at the request of the Proposer, afford all reasonable assistance with such negotiations and litigation resulting from such claim, action, suit or proceeding, and shall be reimbursed by the Proposer for any out of pocket expenses incurred in so doing.

K.2. The Proposer agrees that persons employed by it in connection with the project shall be deemed to be solely its own employees and that no relationship of master and servant shall be created between such employees and Britech, either for purposes of tort liability, social benefits, or for any other purpose. The Proposer shall indemnify Britech and hold it harmless from court costs and legal fees, and for any payment that Britech may be obliged to make on a cause of action based upon an employee-employer relationship as aforesaid.

L.       Miscellaneous Conditions

L.1. Britech makes no representation, by virtue of its funding the work hereunder, or receiving payments or royalties as a result of this Agreement, as to the safety, value or utility of the Innovation or the work undertaken, nor shall the fact of participation of Britech, its funding or exercise of its rights hereunder be deemed an endorsement of the Innovation or of the Proposer, nor shall the name of Britech be used for any commercial purpose or be publicised in any way by the Proposer except within the strict limits of this Agreement.

L.2. The Proposer may not assign this Agreement or any of the work undertaken pursuant to it without the prior written consent of Britech, which consent shall not be unreasonably withheld.

L.3. This Agreement shall be construed under the laws of the United Kingdom. The forum for the resolution of any dispute arising from this Agreement shall be either the State of Israel or the United Kingdom, as the moving party may elect. Execution of this Agreement shall be taken as submission to the forum selected pursuant to this Section.

L.4. Unless the parties to a dispute shall agree otherwise, the dispute shall be referred to arbitration under the rules of the Israel Arbitration Law if the forum is Israel, and under the rules of the arbitration legislation in effect within the United Kingdom if the forum is the United Kingdom.

L.5. Proposer undertakes to comply with all applicable UK and European Union laws, rules and regulations, and those of the State of Israel, and will apply for and obtain all necessary licenses and permits for carrying out of its obligations hereunder.

L.6. Under Israeli law, no stamp duty is required on Britech Co-operation and Project Funding Agreements.

L.7. Notices, communications and reports shall be hand-delivered or mailed by prepaid first-class mail (airmail where transmitted internationally) addressed to:



         a)   The Britech Foundation Ltd      b)  Smashing concepts Ltd.     c)  INVU Inc
              Wyvols Court                        34 Pinchas Rosen Street        The Beren, Blisworth Hill
              Swallowfield                        Herzelia                       Farm.
              Reading                             46590                          Stoke Road, Blisworth
              Berkshire RG7 1WY                   Israel                         Northants NN& 3DB
              United Kingdom                                                     United Kingdom


M.       Limitation on Payments

         Notwithstanding any other interpretation of this Agreement or the Annexes hereto to the contrary, the Proposer's total obligation hereunder for payments to Britech shall not exceed a sum equal to (pound)105,000 plus 150% of the total funds actually provided by Britech hereunder.

N.       Effective Date

         The effective date of this Agreement shall be the 1st day of August 2002. Unless terminated earlier by Britech, in accordance with Section H of this Agreement or otherwise, this Agreement shall terminate 15 (fifteen) months following the effective date, though its provisions may survive.

         Signed the day and date above first given


         ________________________________________
         Tony Warwick
         Chief Executive, The Britech Foundation Ltd

         ________________________________________
         Boaz Gorfung
         Chief Executive Officer, Smashing Concepts Ltd

         ________________________________________
         David Morgan
         President and Chief Executive Officer, Invu Inc

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ANNEX A - APPROVED PROJECT BUDGET

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ANNEX B - SCHEDULE OF PAYMENT

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ANNEX C - APPROVED PROGRAMME PLAN


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ANNEX D - REPAYMENTS TO BRITECH




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ANNEX E - ROYALTY PAYMENTS ON PATENTS



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ANNEX F - LICENSE AGREEMENTS



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